SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  June 26, 1997



               Exact Name of
Commission     Registrant        State or other    IRS Employer
File           as specified      Jurisdiction of   Identification
Number         in its charter    Incorporation     Number
-----------    --------------    ---------------   --------------

1-12609        PG&E Corporation  California        94-3234914

1-2348         Pacific Gas and   California        94-0742640
               Electric Company







77 Beale Street, P.O. Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)

Registrants' telephone number, including area code:(415) 973-7000

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Item 5.  Other Events

A.  Acquisition

On June 18, 1997, the Board of Directors of PG&E Corporation approved the acquisition of Bechtel Enterprises' (Bechtel) partnership interests in: (i) U.S. Generating Company (USGen), a joint venture between PG&E and Bechtel formed in 1989 to develop independent electric power production facilities in North America, (ii) U.S. Operating Services Company, a partnership formed between PG&E and Bechtel as USGen's operations and maintenance affiliate, and (iii) USGen Power Services, L.P., a partnership formed between PG&E and Bechtel as USGen's power marketing affiliate. In addition, the PG&E Corporation Board approved the acquisition of all or a portion of Bechtel's interests in six independent power generating facilities which are currently jointly owned by PG&E Corporation and Bechtel, or by PG&E Corporation, Bechtel and various third parties.

USGen, headquartered in Bethesda, Maryland, and its affiliates own or manage seventeen independent power generating facilities operating in eight states. Together with its power marketing affiliate, USGen Power Services, L.P., USGen and its affiliated or managed facilities sold 21.4 million megawatt-hours of electricity into the wholesale electric market in 1996.

The PG&E Corporation Board also approved the appointment of USGen's president and chief executive officer, Joseph P. Kearney, as a senior vice president of PG&E Corporation effective upon the purchase of Bechtel's interest in USGen. Mr. Kearney will also continue to serve as president and chief executive officer of USGen. The transaction is expected to be completed by December 31, 1997, subject to receipt of certain regulatory and third party approvals. The transaction is not expected to have a material impact on the results of operation or financial condition of PG&E Corporation.

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                          PG&E CORPORATION
                                 and
                          PACIFIC GAS AND ELECTRIC COMPANY



                                  BRUCE R. WORTHINGTON


                          By ________________________________
                                  BRUCE R. WORTHINGTON
                               Senior Vice President
                               and General Counsel
                               (PG&E Corporation)
                               Senior Vice President
                               and General Counsel
                               (Pacific Gas and Electric Company)

Dated: June 26, 1997